**_BARBARA K. CEGAVSKE_**
_Secretary of State_

**_KIMBERLEY PERONDI_**
_Deputy Secretary for_
_Commercial Recordings_

**STATE OF NEVADA**

**OFFICE OF THE**
**SECRETARY OF STATE**

_Commercial Recordings Division_
_202 N. Carson Street_
_Carson City, NV 89701_
_Telephone (775) 684-5708_
_Fax (775) 684-7138_

_North Las Vegas City Hall_
_2250 Las Vegas Blvd North, Suite 400_
_North Las Vegas, NV 89030_
_Telephone (702) 486-2880_
_Fax (702) 486-2888_

## Business Entity - Filing Acknowledgement

09/13/2019

| | |
|---|---|
| **Work Order Item Number:** | W2019091300248-99777 |
| **Filing Number:** | 20190156704 |
| **Filing Type:** | Amended and Restated Articles |
| **Filing Date/Time:** | 9/12/2019 2:09:00 PM |
| **Filing Page(s):** | 2 |

**Indexed Entity Information:**

**Entity ID:** E0143992011-6

**Entity Name:** VERITAS FARMS, INC.

**Entity Status:** Active

**Expiration Date:** None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

| Filed in the Office of | Business Number E0143992011-6 |
| --- | --- |
| *Barbara K. Cegavske* | Filing Number 20190156704 |
| Secretary State Of Nevada | Filed On 9/12/2019 2:09:00 PM |
| | Number of Pages 2 |

**BARBARA K. CEGAVSKE**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Profit Corporation:

## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

## Officer's Statement (PURSUANT TO NRS 80.030)

**TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT**

**1. Entity information:**

Name of entity as on file with the Nevada Secretary of State:

Veritas Farms, Inc.

Entity or Nevada Business Identification Number (NVID): NV20111174760

**2. Restated or Amended and Restated Articles:** (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

**3. Type of Amendment Filing Being Completed:** (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

X Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.5%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ Other: (specify changes)

☐ Dissolution

☐ Merger

☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Profit Corporation:

## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

## Officer's Statement (PURSUANT TO NRS 80.030)

| | |
|---|---|
| **4. Effective Date and Time:** (Optional) | Date: Time: (must not be later than 90 days after the certificate is filed) |
| **5. Information Being Changed:** (Domestic corporations only) | Changes to takes the following effect:<br>The entity name has been amended.<br>☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)<br>The purpose of the entity has been amended.<br>☐ The authorized shares have been amended.<br>The directors, managers or general partners have been amended.<br>☐ IRS tax language has been added.<br>Articles have been added.<br>Articles have been deleted.<br>☒ Other.<br>The articles have been amended as follows: (provide article numbers, if available)<br>Article V is hereby amended as further indicated below.<br>(attach additional page(s) if necessary) |
| **6. Signature:** (Required) | X ______ Chief Executive Officer<br>Signature of Officer or Authorized Signer Title<br>X ______<br>Signature of Officer or Authorized Signer Title<br>*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. |

**Please include any required or optional information in space below:**
(attach additional page(s) if necessary)

Article V of the Corporation's Articles of Incorporation is hereby amended by adding the following language: "Each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation will be subject to a 1-for-4 reverse stock split, with all fractional shares being rounded up to the nearest whole share. The par value of the shares of common stock will remain $0.001. The reverse stock split (i) will not change the number of authorized shares of common stock or preferred stock and (ii) shall become effective upon receipt of FINRA approval of the corporate action."

This form must be accompanied by appropriate fees.